--------------------------------------------------------------------------------



               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A
                                ---------------

                      AMENDMENT NO. 1 TO CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  DECEMBER 21, 1998
                                                   (OCTOBER 5, 1998)




                      MRS. FIELDS' ORIGINAL COOKIES, INC.
                      -----------------------------------
             (Exact name of Registrant as specified in its charter)



         DELAWARE                    333-45179                  87-0552899
---------------------------  ---------------------------  ----------------------
    (State or Other            (Commission File Number)        (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

2855 EAST COTTONWOOD PARKWAY, SUITE 400
       SALT LAKE CITY, UTAH                                     84121-7050
----------------------------------------                  ----------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (801) 736-5600


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
-----------------------------------------



ITEM 7(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
          -----------------------------------------




          Filed herewith as a part of this report are the following financial statements for The Cookie Conglomerate, Inc. and Affiliates: (i) Independent Auditors' Report, (ii) Combined Balance Sheets as of December 31, 1997 and 1996 and as of September 30, 1998 (Unaudited),
          (iii) Combined Statements of Operations for the years ended December 31, 1997 and 1996 and for the nine months ended September 30, 1998 (Unaudited) and 1997 (Unaudited), (iv) Combined Statements of Changes in Stockholders' Deficit and Partners' Capital [Deficit], (v) Combined Statements of Cash Flows for the years ended December 31, 1997 and 1996 and for the nine months ended September 30, 1998 (Unaudited) and 1997 (Unaudited), and (vi) Notes to Combined Financial Statements. These financial statements are being filed in accordance with
          Item 7(a)(4).



ITEM 7(b) PRO FORMA FINANCIAL INFORMATION
          -------------------------------



          Filed herewith as a part of this report are Mrs. Fields' Original Cookies, Inc.'s Unaudited Pro Forma Condensed Combined Statements of Operations for the 53 weeks ended January 3, 1998 and the 39 weeks ended October 3, 1998, and the notes thereto. These pro forma financial statements are being filed in accordance with Item 7(a)(4).



ITEM 7(c) EXHIBITS
          --------

Exhibit
2.1* Asset Purchase Agreement, dated as of October 5, 1998, by and among The Cookie Conglomerate, Inc. and The Cookie Conglomerate, LLP, as Sellers, Ronald A. Eichel and Alan M. Kuehn, as Seller Related Parties, and Mrs. Fields' Original Cookies, Inc. (schedules and exhibits to the agreement have been omitted from this filing and will be furnished to the Securities and Exchange Commission upon request.)



*  Previously filed

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             MRS. FIELDS' ORIGINAL COOKIES, INC.




DATE:  DECEMBER 21, 1998                 /s/ L. TIM PIERCE
                                         --------------------------------------
                                         L. TIM PIERCE, CHIEF FINANCIAL OFFICER

                                 EXHIBIT INDEX



ITEM 7(c) EXHIBITS
          --------




Exhibit
2.1* Asset Purchase Agreement, dated as of October 5, 1998, by and among The Cookie Conglomerate, Inc. and The Cookie Conglomerate, LLP, as Sellers, Ronald A. Eichel and Alan M. Kuehn, as Seller Related Parties, and Mrs. Fields' Original Cookies, Inc. (schedules and exhibits to the agreement have been omitted from this filing and will be furnished to the Securities and Exchange Commission upon request.)



*  Previously Filed

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



     On August 24, 1998, Mrs. Fields' Original Cookies, Inc. ("Mrs. Fields") sold $40,000,000 in aggregate principal amount of Series C Senior Notes due 2004 (the "Offering"). The net proceeds of the Offering and the equity infusion of the net proceeds of a separate Senior Notes offering by Mrs. Fields' Holding Company, Inc., the parent company of Mrs. Fields, (the "MFH Equity Infusion") together with existing Company cash were used to: (i) finance the acquisition of all of the outstanding capital stock of Great American Cookie Company, Inc. ("Great American"); (ii) finance the tender offer to repurchase all of Great American's $40,000,000 aggregate principal amount of 10.875 Senior Secured Notes due 2001, including accrued but unpaid interest and a premium of $1,600,000;
(iii) finance the repayment of all of Great American's $10,000,000 aggregate principal amount of 12.5% Subordinated Notes, including accrued but unpaid interest; (iv) finance the retirement of Great American's Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock at an aggregate discounted purchase price of $8,400,000; (v) finance the acquisition of all of the outstanding capital stock of Deblan Corporation ("Deblan") and Chocolate Chip Cookies of Texas, Inc. ("Chocolate Chip"), two franchisees of Great American, including the repayment of assumed debt; and (vi) finance the asset purchase of eight stores controlled by another Great American franchisee (the "Karp Entities").

     On October 5, 1998, Mrs. Fields purchased all of the retail cookie and related business and operations of eleven Great American stores ("Cookie Conglomerate") for an aggregate purchase price of $2,800,000. The sellers were franchisees of Great American. The acquisition was funded with financing provided by T&W Financial Services Company, L.L.C and such financing is secured by the asset's of the aquired Stores.

     The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of Mrs. Fields and its subsidiaries, H&M Concepts Ltd. Co. ("H&M"), Pretzel Time, Inc. ("Pretzel Time"), Great American, Deblan, Chocolate Chip, the Karp Entities, and Cookie Conglomerate. The combined operations of these entities are collectively referred to herein as the "Company." The unaudited pro forma condensed combined financial statements have been prepared using the purchase method of accounting. Mrs. Fields, H&M and Pretzel Time operate using a 52/53-week year ending near December 31. Great American operates using a 52/53-week year ending near June 30. Deblan, the Karp Entities and Cookie Conglomerate operate using a year ending December 31, and Chocolate Chip operates using a year ending September 30.

     The unaudited pro forma condensed combined balance sheet as of October 3, 1998 assumes that the acquisition of Cookie Conglomerate occurred on that date. The unaudited pro forma condensed combined statements of operations for the 53 weeks ended January 3, 1998 and the 39 weeks ended October 3, 1998 assume that the above transactions occurred as of December 29, 1996 (the first day of the most recently completed fiscal year) and combine the historical results of operations of the entities for those periods with pro forma adjustments to give effect to the acquisitions and related financings.

     The unaudited pro forma condensed combined financial statements are for illustrative purposes only. Such information does not purport to be indicative of the results which would actually have been effected on the date and for the periods indicated, nor is it indicative of actual or future operating results or financial position that may occur.

                                  THE COMPANY
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF OCTOBER 3, 1998
                                  (Unaudited)

                                                                                      PRO FORMA
                                                                         COOKIE      Adjustments        Pro Forma
                                                        Mrs. Fields   CONGLOMERATE   (See Note 1)        Combined
                                                        -----------   ------------   ------------       ----------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents........................     $  5,146           $136        $ (136)  (a)   $  5,146
     Accounts receivable, net.........................        1,896              -             -            1,896
     Amounts due from franchisees and licensees, net..        5,616              -             -            5,616
     Inventories......................................        4,790             72           (72)  (a)      4,790
     Prepaid rent and other...........................        7,077              2            (2)  (a)      7,077
                                                           --------           ----        ------         --------
        TOTAL CURRENT ASSETS..........................       24,525            210          (210)          24,525

PROPERTY AND EQUIPMENT, net...........................       35,003            436           365   (b)     35,804

GOODWILL AND OTHER INTANGIBLES........................      159,419            111         1,888   (c)    161,418

OTHER.................................................        3,710             34           (34)  (a)      3,710
                                                           --------           ----        ------         --------
        TOTAL ASSETS..................................     $222,657           $791        $2,009         $225,457
                                                           ========           ====        ======         ========

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt and capital lease
          obligations.................................     $    558           $122        $  378   (d)   $  1,058
     Accounts payable.................................        8,669            101          (101)  (a)      8,669
     Accrued liabilities..............................       17,574             91           (91)  (a)     17,574
                                                           --------           ----        ------         --------
      TOTAL CURRENT LIABILITIES                              26,801            314           186           27,301
                                                           --------           ----        ------         --------

LONG-TERM DEBT AND CAPITAL LEASE
     OBLIGATIONS, net of current portion..............      139,598             29         2,271   (d)    141,898
                                                           --------           ----        ------         --------

                                                                              ----
OTHER LONG-TERM LIABILITIES...........................        4,648              -             -            4,648
                                                           --------           ----        ------         --------

MINORITY INTEREST IN SUBSIDIARY.......................          308              -             -              308
                                                           --------           ----        ------         --------

MANDATORILY REDEEMABLE PREFERRED STOCK                        1,171              -             -            1,171
                                                           --------           ----        ------         --------

STOCKHOLDER'S EQUITY:
     Common stock.....................................            -              2            (2)  (e)          -
     Treasury stock...................................            -              -             -                -
     Additional paid-in capital.......................       59,899            474          (474)  (e)     59,899
     Excess of purchase price over predecessor basis..            -              -             -                -
     Partner capital..................................            -             24           (24)  (e)          -
     Retained earnings (Accumulated deficit)..........       (9,768)           (52)           52   (e)     (9,768)
                                                           --------           ----        ------         --------
        TOTAL STOCKHOLDER'S EQUITY....................       50,131            448          (448)          50,131
                                                           --------           ----        ------         --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                 $222,657           $791        $2,009         $225,457
                                                           ========           ====        ======         ========

                 See accompanying notes to pro forma condensed
                         combined financial statements.

                                  THE COMPANY
          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

(a) Adjustments reflect that the Company did not acquire or assume the related assets or liabilities of Cookie Conglomerate as part of the acquisition.

(b) Represents adjustments to record acquired property and equipment at estimated fair values.

(c) Represents an adjustment to record the excess of the purchase price over the estimated fair values of identified assets totaling approximately $1,899,000 off-set by the write-off of existing intangible assets. Goodwill will be amortized over 15 years. Also includes an adjustment to reflect a covenant not to compete recorded at $100,000 that will be amortized over one year.

(d) Adjustments reflect the acquisition financing of $2,800,000 off-set by the elimination of existing obligations not assumed. A portion of the financed amount will be recorded as capital lease obligations and a portion will be recorded as long-term debt.

(e)  Adjustments eliminate Cookie Conglomerate's stockholder's equity accounts.

                                  THE COMPANY
                                  -----------

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE 53 WEEKS ENDED JANUARY 3, 1998
                                  (UNAUDITED)

                                                                             MRS. FIELDS PRE-ACQUISITION
                                                                                                                      PRE-
                                                                                     PRETZEL        PRO FORMA     ACQUISITION
                                                                         H&M           TIME        ADJUSTMENTS     PRO FORMA
                                                       MRS. FIELDS   (SEE NOTE 2)  (SEE NOTE 3)   (SEE NOTE 4)      COMBINED
                                                       ------------  ------------  ------------  ---------------  ------------
                                                                                (DOLLARS IN THOUSANDS)
REVENUES:
 Net store and batter sales...........................    $123,987        $9,328        $  302       $    --         $133,617
 Franchising, net.....................................       3,574            --         2,142          (653)(a)        5,063
 Licensing, net.......................................       2,028            --            --            --            2,028
 Other, net...........................................         918            36           181            --            1,135
                                                          --------        ------        ------       -------         --------
  Total revenues......................................     130,507         9,364         2,625          (653)         141,843
                                                          --------        ------        ------       -------         --------
OPERATING COSTS AND EXPENSES:
 Selling and store occupancy costs....................      66,832         6,120           284          (653)(a)       72,583
 Food cost of sales...................................      28,127         1,366            63            --           29,556
 General and administrative...........................      16,730         1,326         1,617          (750)(b)       18,923
 Depreciation and amortization........................      10,403           690           118           525 (c)       11,736
                                                          --------        ------        ------       -------         --------
  Total operating costs and expenses..................     122,092         9,502         2,082          (878)         132,798
                                                          --------        ------        ------       -------         --------
  Income (loss) from operations.......................       8,415          (138)          543           225            9,045

INTEREST EXPENSE......................................      (7,830)         (370)         (120)       (2,857)(d)      (11,177)
INTEREST INCOME.......................................         246            --            --            --              246
OTHER INCOME (EXPENSE), net...........................        (368)           --            --            --             (368)
                                                          --------        ------        ------       -------         --------
  Income (loss) before provision for income
   taxes..............................................         463          (508)          423        (2,632)          (2,254)
PROVISION FOR INCOME TAXES............................         655            --            --            --              655
                                                          --------        ------        ------       -------         --------
  Income (loss) before preferred stock accretion
   and dividends of subsidiaries and minority
   interest...........................................        (192)         (508)          423        (2,632)          (2,909)
PREFERRED STOCK ACCRETION AND
 DIVIDENDS OF SUBSIDIARIES............................        (644)           --            --            --             (644)
MINORITY INTEREST.....................................        (138)           --            --          (169)(e)         (307)
                                                          --------        ------        ------       -------         --------
  Income (loss) from continuing operations............    $   (974)       $ (508)       $  423       $(2,801)        $ (3,860)
                                                          ========        ======        ======       =======         ========

OTHER DATA:
  Cash flows from operating activities................    $    919        $  (94)       $  805    $       --         $  1,630
  Cash flows from investing activities................     (15,505)          (32)          (24)           --          (15,561)
  Cash flows from financing activities................      24,164          (489)           14            --           23,689
  EBITDA (See Note 10)................................      18,818           552           661           750           20,781
  Ratio of earnings to fixed charges (See Note 12)....          --            --         4.53x            --               --
  Deficiency of earnings to fixed charges
   (See Note 12)......................................    $   (319)       $ (508)       $   --       $    --         $ (3,205)

                                  THE COMPANY
                                  -----------

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE 53 WEEKS ENDED JANUARY 3, 1998
                                  (UNAUDITED)

                                                                         MRS. FIELDS POST-ACQUISITION

                                                           GREAT                          CHOCOLATE           KARP
                                                          AMERICAN         DEBLAN            CHIP           ENTITIES
                                                        (SEE NOTE 5)    (SEE NOTE 6)     (SEE NOTE 7)     (SEE NOTE 8)
                                                       --------------  --------------  ----------------  --------------
                                                                            (DOLLARS IN THOUSANDS)
REVENUES:
 Net store and batter sales...........................       $32,307          $9,503            $2,789          $2,500
 Franchising, net.....................................         5,391              --                --              --
 Licensing, net.......................................            --              --                --              --
   Other, net.........................................           167              21                --              --
                                                             -------          ------            ------          ------
       Total revenues.................................        37,865           9,524             2,789           2,500
                                                             -------          ------            ------          ------
OPERATING COSTS AND EXPENSES:
   Selling and store occupancy costs..................        13,548           5,891             1,396           1,635
   Food cost of sales.................................        10,578           1,675               654             683
   General and administrative.........................         6,664           1,169               510             238
   Depreciation and amortization......................         2,725             255                51             121
                                                             -------          ------            ------          ------
       Total operating costs and expenses.............        33,515           8,990             2,611           2,677
                                                             -------          ------            ------          ------
       Income (loss) from operations..................         4,350             534               178            (177)

INTEREST EXPENSE......................................        (6,219)            (73)               (5)            (18)
INTEREST INCOME.......................................           307              26                 5              --
OTHER INCOME (EXPENSE), net...........................         1,264              --                --              --
                                                             -------          ------            ------          ------
       Income (loss) before provision for income
         taxes........................................          (298)            487               178            (195)
PROVISION FOR INCOME TAXES............................           223             195                43              15
                                                             -------          ------            ------          ------
       Income (loss) before preferred stock accretion
         and dividends of subsidiaries and minority
         interest.....................................          (521)            292               135            (210)
PREFERRED STOCK ACCRETION AND
 DIVIDENDS OF SUBSIDIARIES............................            --              --                --              --
MINORITY INTEREST.....................................            --              --                --              --
                                                             -------          ------            ------          ------
       Income (loss) from continuing operations.......       $  (521)         $  292            $  135          $ (210)
                                                             =======          ======            ======          ======

OTHER DATA:
       Cash flows from operating activities...........       $ 1,674          $  787            $  240          $  (20)
       Cash flows from investing activities...........           299            (690)             (184)             17
       Cash flows from financing activities...........          (105)            193               (32)             --
       EBITDA (See Note 10)...........................         7,075             789               229             (56)
       Ratio of earnings to fixed charges (See Note
        11)...........................................            --           7.67x            36.60x              --
       Deficiency of earnings to fixed charges
      (See Note 12)...................................       $(1,090)         $   --            $   --          $ (195)

                                  THE COMPANY
                                  -----------

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE 53 WEEKS ENDED JANUARY 3, 1998
                                  (UNAUDITED)

                                                                         MRS. FIELDS POST-ACQUISITION

                                                            COOKIE             PRO FORMA                POST-
                                                         CONGLOMERATE         ADJUSTMENTS            ACQUISITION
                                                         (SEE NOTE 9)         (SEE NOTE 4)            PRO FORMA
                                                        ---------------   --------------------     -------------
REVENUES:
   Net store and batter sales.........................          $4,203           $(2,887)  (f)         $182,032
   Franchising, net...................................              --            (1,329)  (g)            9,125
   Licensing, net.....................................              --                --                  2,028
   Other, net.........................................              --                --                  1,323
                                                                ------           -------               --------
       Total revenues.................................           4,203            (4,216)               194,508
                                                                ------           -------               --------
OPERATING COSTS AND EXPENSES:
   Selling and store occupancy costs..................           2,278            (1,329)  (g)           96,002
   Food cost of sales.................................           1,097            (2,887)  (f)           41,356
   General and administrative.........................             326            (2,258)  (h)           25,572
   Depreciation and amortization......................             183             3,658   (i)           18,729
                                                                ------           -------               --------
       Total operating costs and expenses.............           3,884            (2,816)               181,659
                                                                ------           -------               --------
       Income (loss) from operations..................             319            (1,400)                12,849

INTEREST EXPENSE......................................             (40)            1,704   (j)          (15,828)
INTEREST INCOME.......................................              --                --                    584
OTHER INCOME (EXPENSE), net...........................              --                --                    896
                                                                ------           -------               --------
       Income (loss) before provision for income
        taxes.........................................             279               304                 (1,499)
PROVISION FOR INCOME TAXES............................              --              (323)  (k)              808
                                                                ------           -------               --------
       Income (loss) before preferred stock accretion
        and dividends of subsidiaries and minority
        interest......................................             279               627                 (2,307)
PREFERRED STOCK ACCRETION AND
 DIVIDENDS OF SUBSIDIARIES............................              --                --                   (644)
MINORITY INTEREST.....................................              --                --                   (307)
                                                                ------           -------               --------
       Income (loss) from continuing operations.......          $  279           $   627               $ (3,258)
                                                                ======           =======               ========

OTHER DATA:
       Cash flows from operating activities...........          $  461           $    --               $  4,772
       Cash flows from investing activities...........             (32)               --                (16,151)
       Cash flows from financing activities...........            (387)               --                 23,358
       EBITDA (See Note 10)...........................             502             2,258                 31,578
       Ratio of earnings to fixed charges (See Note 12)           7.95x               --                     --
       Deficiency of earnings to fixed charges
      (See Note 12)...................................          $   --           $    --               $ (3,180)


                 See accompanying notes to pro forma condensed
                        combined financial statements.

                                  THE COMPANY

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE 39 WEEKS ENDED OCTOBER 3, 1998
                                  (UNAUDITED)






                                           Great                   Chocolate        Karp        Cookie      Pro Forma
                                          American      Deblan       Chip         Entities   Conglomerate  Adjustments     Pro Forma
                            Mrs. Fields (See Note 5) (See Note 6) (See Note 7)  (See Note 8) (See Note 9)  (See Note 4)     Combined
                            ----------- ------------ ------------ ------------  ------------ ------------  ------------     --------
                                                                              (dollars in thousands)
REVENUES:
  Net store and batter sales $   89,938   $   18,932   $    6,370   $    1,873    $    1,489   $    2,906   $  (1,330) (f) $120,178
  Franchising, net..........      3,884        3,449           --           --            --           --        (606) (g)    6,727
  Licensing, net............      1,081           --           --           --            --           --          --         1,081
  Other, net................      1,056           82           --           --            --           --          --         1,138
                            ----------- ------------ ------------ ------------  ------------ ------------  ----------      --------
   Total Revenues...........     95,959       22,463        6,370        1,873         1,489        2,906      (1,936)      129,124
                            ----------- ------------ ------------ ------------  ------------ ------------  ----------      --------
OPERATING COSTS AND EXPENSES:
  Selling and store
  occupancy costs...........     52,357        7,645        3,523        1,000           370        1,580        (606) (g)   65,869
  Food cost of sales........     21,588        6,428        1,108          454           297          733      (1,330) (f)   29,278
  General and administrative     12,621        5,288        1,067          421           754          303      (1,469) (h)   18,985
  Depreciation and
     amortization...........      9,707        1,510          182           22            89          118       2,873  (i)   14,501
                            ----------- ------------ ------------ ------------  ------------ ------------  ----------      --------
   Total operating costs
    and expenses............     96,273       20,871        5,880        1,897         1,510        2,734        (532)      128,633
                            ----------- ------------ ------------ ------------  ------------ ------------  ----------      --------
   Income (loss) from
    operations..............       (314)       1,592          490          (24)          (21)         172      (1,404)          491

INTEREST EXPENSE, net.......     (9,001)      (4,077)         (43)          (2)           (8)         (17)        546  (j)  (12,602)
INTEREST INCOME.............        550          258           24            4            --           --          --           836
OTHER INCOME (EXPENSE), net        (256)        (149)          40           11            --           32          --          (322)
                            ----------- ------------ ------------ ------------  ------------ ------------  ----------      --------
   Income (loss) before
    provision for income
     taxes..................     (9,021)      (2,376)         511          (11)          (29)         187        (858)      (11,597)
PROVISION (BENEFIT) FOR
  INCOME TAXES..............         68          (38)         115           27             6           --          --           178
                            ----------- ------------ ------------ ------------  ------------ ------------  ----------      --------
  Income (loss) before
   preferred stock accretion
   and dividends of
   subsidiaries and minority
   interest.................     (9,089)      (2,338)         396          (38)          (35)         187        (858)      (11,775)

PREFERRED STOCK ACCRETION AND
   DIVIDENDS OF SUBSIDIARIES       (333)          --           --           --            --           --          --          (333)
MINORITY INTEREST...........       (268)          --           --           --            --           --          --          (268)
                            ----------- ------------ ------------ ------------  ------------ ------------  ----------      --------

  Income (loss) from
   continuing operations....  $  (9,690)     $(2,338)       $ 396      $   (38)       $  (35)  $      187   $    (858)     $(12,376)
                            =========== ============ ============ ============  ============ ============  ==========      ========

OTHER DATA:
   Cash flows from operating
   activities...............  $     676      $(1,517)       $ 372      $   (40)       $  (54)  $       64   $      --     $    (499)

   Cash flows from investing
   activities...............    (34,315)        (310)         (72)          (7)           (2)         (64)         --       (34,770)

   Cash flows from financing
   activities...............     22,498          (18)        (205)         (72)           12          (91)         --        22,124


   EBITDA (See Note 11).....      9,393        3,102          672           (2)           68          290       1,469        14,992

   Ratio of earnings to
   fixed charges (See Note 12)      --            --        12.88x          --            --        13.00x         --            --

   Deficiency of earnings
   to fixed charges
   (See Note 12)...........  $  (9,397)      $(2,888)        $  --     $   (11)       $  (29)  $       --   $      --     $ (12,468)


                                  THE COMPANY

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


2. H&M

     MFH, through its wholly owned subsidiary, MFPC, acquired the net assets and certain debt of H&M on July 25, 1997, and concurrent with the completion of the Prior Offering contributed the net assets of H&M and related debt to Mrs. Fields. Accordingly, in the accompanying unaudited pro forma condensed combined statement of operations for the 53 weeks ended January 3, 1998, H&M's results of operations from December 29, 1996 to July 24, 1997 are included under the "H&M" column heading. Also, in the accompanying unaudited pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, H&M's results of operations are included under the "Mrs. Fields" column heading. The purchase price of $13,750,000 paid by MFH was allocated based on the estimated fair values of the net assets acquired, as presented below:



   Fair value of net assets acquired.................................................  $   4,132,000
   Goodwill acquired.................................................................      9,618,000
                                                                                          ----------
       Total purchase price..........................................................  $  13,750,000
                                                                                          ==========


3. PRETZEL TIME


      MFH acquired 56.0% of the common stock of Pretzel Time, a $500,000 note receivable from Pretzel Time's founder and contract rights on September 2, 1997. Concurrent with the completion of the Prior Offering, MFH contributed its 56.0% interest to Mrs. Fields. Accordingly, in the accompanying unaudited pro forma condensed combined statements of operations for the 53 weeks ended January 3, 1998, Pretzel Time's results of operations from December 29, 1996 to September 1, 1997 are included under the "Pretzel Time" column heading. Also, in the accompanying unaudited pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Pretzel Time's results of operations are included under the "Mrs. Fields" column heading.


      MFH paid $4,200,000 in cash to acquire 56.0% of the common stock of Pretzel Time and made a $500,000, five-year maturity loan, with an interest rate of 10.0%, to a minority stockholder and founder of Pretzel Time. Of the $4,200,000 paid by MFH, $750,000 was paid to Pretzel Time to be used for working capital purposes. Pretzel Time's stockholders' deficit of $425,000 at the date of acquisition was eliminated and goodwill of $5,882,000 was recorded.



4. UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

 PRE-ACQUISITION


      (a) Adjustment to reflect the elimination of franchise fees and related costs as a result of consolidating H&M and Pretzel Time.

      (b) Adjustment to reflect the impact of the reduction in salaries and payroll expenses related to employees of H&M and Pretzel Time terminated at the date of the acquisitions assuming that the acquisitions were consummated as of December 29, 1996. The terminations occurred concurrent with and were a direct result of the acquisitions. These terminations will have a continuing impact, as the positions occupied by the terminated employees have been eliminated. The terminated employees will not be replaced as the Company has sufficient resources with existing staff to fulfill the applicable responsibilities. Other costs will not be incurred that will offset these reductions. The impact is factually supportable as the employees were terminated at the time of the acquisitions.

                                  THE COMPANY

                                  (UNAUDITED)



      (c) Adjustment to reflect amortization of goodwill totaling $15,500,000, which was recorded in connection with the purchase of the net assets of H&M and the majority ownership of Pretzel Time. Goodwill is being amortized over a 15-year period. Also includes adjustment to reflect a reduction in depreciation expense as a result of reducing H&M's property and equipment to estimated fair market value in connection with the acquisition. The average estimated depreciable lives for these assets are seven years.

      (d) Adjustment to reflect additional interest expense that would have been incurred on the $100,000,000 10 1/8 % Series A and Series B Senior Notes due 2004. Adjustment also reflects a reduction in interest expense related to: (i) the retirement of $64,098,000 of Mrs. Fields debt with interest rates ranging from 8.78% to 10.0%; (ii) the retirement of $8,250,000 of H&M debt with interest rates ranging from 8.0% to 16.0%; (iii) the assumed conversion of $4,643,000 of a Mrs. Fields note payable with an interest rate of 9.78%; (iv) the additional amortization related to approximately $5,976,000 of deferred loan costs assumed to be amortized over a seven-year period; and (v) net of interest income on a $500,000 loan to a minority stockholder of Pretzel Time with an interest rate of 10.0%.

      (e) Adjustment to reflect the recording of the minority interest in Pretzel Time's income from continuing operations.

 POST-ACQUISITION


      (f) Adjustment to reflect the elimination of franchise fees and related costs as a result of combining operations of Great American, Deblan, Chocolate Chip, the Karp Entities and Cookie Conglomerate.

      (g) Adjustment to reflect the elimination of batter sales and batter cost of sales as a result of combining Great American, Deblan, Chocolate Chip, the Karp Entities and Cookie Conglomerate.

      (h) Adjustment to reflect the impact of the reduction in salaries and payroll expenses related to employees of Great American, Deblan, Chocolate Chip, the Karp Entities and Cookie Conglomerate terminated at the date of the acquisitions assuming that the acquisitions were consummated at December 29, 1996. The terminations were a contractual component of the acquisition agreements and occurred concurrent with and were a direct result of the acquisitions. These terminations will have a continuing impact, as the positions occupied by the terminated employees have been eliminated. The terminated employees will not be replaced as the Company has sufficient resources with existing staff to fulfill the applicable responsibilities. Other costs will not be incurred that will offset these reductions. The impact is factually supportable as the employees were terminated at the time of the acquisitions.

      (i) Adjustment to reflect amortization of goodwill totaling $71,289,000 which was recorded in connection with the purchase of Great American, Deblan, Chocolate Chip, the Karp Entities and Cookie Conglomerate. Goodwill is being amortized over a 15-year period. Also includes an adjustment to reflect a net reduction in depreciation expense as a result of reducing Great American's property and equipment and increasing Cookie Conglomerate's property and equipment to estimated fair market values in connection with each respective acquisition. The average estimated depreciable lives for these assets is seven years.

                                  THE COMPANY

                                  (UNAUDITED)


     (j) Adjustment to reflect the reduction in interest expense related to: (i) the retirement of $40,000,000 of Great American 10.875% Senior Secured Notes;
(ii) the retirement of $10,000,000 of Great American 12.5% Subordinated Notes;
(iii) the elimination of Great American's original issue discount; (iv) the elimination of Great American's deferred loan costs; (v) net of the additional amortization related to approximately $5,007,000 of new deferred loan costs amortized over a seven-year period; and (vi) net of interest expense on the $40,000,000 of Series C Senior Notes and amortization of $600,000 of assumed discount; and (vii) net of interest expense on $2,800,000 of financing related to the acquisition of Cookie Conglomerate.

     (k) Adjustment to reflect the change in provision for income taxes due to the consolidated results of amortization of the entities before provision for income taxes.

5. GREAT AMERICAN ACQUISITION


     On August 24, 1998, Mrs. Fields acquired all of the outstanding capital stock and subordinated indebtedness of Great American for an aggregate purchase price of $18,400,000. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:



   Fair value of net liabilities assumed.............................................  $(37,233,000)
   Goodwill acquired.................................................................    55,633,000
                                                                                         ----------
       Total purchase price..........................................................  $ 18,400,000
                                                                                         ==========



     Because Great American operates using a 52/53-week year ending near June 30, its results of operations for the 53 weeks ended January 3, 1998, in the accompanying pro forma condensed combined statements of operations, do not agree with Great American's historical results of operations for either the 52 weeks ended June 29, 1997 or June 28, 1998. Additionally, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Great American's results of operations from December 29, 1997 to August 23, 1998 are included under the "Great American" column heading. Great American's results of operations from August 24, 1998 to October 3, 1998 are included under the "Mrs. Fields" column heading.

6. DEBLAN ACQUISITION



     On August 24, 1998, Mrs. Fields acquired all of the outstanding capital stock of Deblan for an aggregate purchase price of $10,465,000. Accordingly, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Deblan's results of operations from January 1, 1998 to August 23, 1998 are included under the "Deblan" column heading. Deblan's results of operations from August 24, 1998 to October 3, 1998 are included under the "Mrs. Fields" column heading. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:


   Fair value of net assets acquired.................................................  $ 2,239,000
   Goodwill acquired.................................................................    8,226,000
                                                                                        ----------
       Total purchase price..........................................................  $10,465,000
                                                                                        ==========

                                  THE COMPANY

                                  (UNAUDITED)


7. CHOCOLATE CHIP ACQUISITION


     On August 24, 1998, Mrs. Fields acquired all of the outstanding capital stock of Chocolate Chip for an aggregate purchase price of $3,965,000. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:


   Fair value of net assets acquired.................................................  $   217,000
   Goodwill acquired.................................................................    3,748,000
                                                                                         ---------
       Total purchase price..........................................................  $ 3,965,000
                                                                                         =========



     Because Chocolate Chip operates using a year ending September 30, its results of operations for the 53 weeks ended January 3, 1998, in the accompanying pro forma condensed combined statement of operations, do not agree with Chocolate Chip's historical results of operations for the year ended September 30, 1997. Additionally, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Chocolate Chip's results of operations from January 1, 1998 to August 23, 1998 are included under the "Chocolate Chip" column heading. Chocolate Chip's results of operations from August 24, 1998 to October 3, 1998 are included under the "Mrs. Fields" column heading.

8. KARP ENTITIES ACQUISITION

     On September 9, 1998, Mrs. Fields acquired the Karp Entities, consisting of eight Great American stores and related net assets, from a Great American franchisee for an aggregate purchase price of $1,750,000. Accordingly, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, the Karp Entities' results of operations from January 1, 1998 to September 9, 1998 are included under the "Karp Entities" column heading. The Karp Entities' results of operations from September 10, 1998 to October 3, 1998 are included under the "Mrs. Fields" column heading. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:

   Fair value of net assets acquired.................................................  $  970,000
   Goodwill acquired.................................................................     780,000
                                                                                        ---------
       Total purchase price..........................................................  $1,750,000
                                                                                        =========


9. COOKIE CONGLOMERATE ACQUISITION

     On October 5, 1998, Mrs. Fields acquired Cookie Conglomerate, consisting of 11 Great American stores and related net assets, from two Great American franchisees for an aggregate purchase price of $2,800,000. Accordingly, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Cookie Conglomerate's results of operations from January 1, 1998 to September 30, 1998 are included under the "Cookie Conglomerate" column heading. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:


   Fair value of net assets acquired.................................................  $   801,000
   Goodwill acquired.................................................................    1,999,000
                                                                                         ---------
       Total purchase price..........................................................  $ 2,800,000
                                                                                         =========

                                  THE COMPANY

                                  (UNAUDITED)


10.  PRO FORMA COMBINED EBITDA FOR THE 53 WEEKS ENDED JANUARY 3, 1998

                                                                                                               THE
                                                                                                             COMPANY
                       MRS. FIELDS                                                                            POST-
                      PRE-ACQUISITION                                                                      ACQUISITION
                        PRO FORMA      GREAT            CHOCOLATE    KARP        COOKIE      PRO FORMA      PRO FORMA
                         COMBINED     AMERICAN  DEBLAN    CHIP     ENTITIES   CONGLOMERATE  ADJUSTMENTS     COMBINED
                      --------------  --------  ------  ---------  ---------  ------------  ------------  -------------
Income (loss)
 from operations.....        $ 9,045    $4,350    $534       $178     $(177)          $319      $(1,337)        $12,912

Add:
Depreciation and
amortization.......           11,736     2,725     255         51       121            183        3,595          18,666
                             -------    ------    ----       ----     -----           ----      -------         -------

  EBITDA.............        $20,781    $7,075    $789       $229     $ (56)          $502      $ 2,258         $31,578
                             =======    ======    ====       ====     =====           ====      =======         =======


11.  PRO FORMA COMBINED EBITDA FOR THE 39 WEEKS ENDED OCTOBER 3, 1998

                                                                                                          THE COMPANY
                                                                                                             POST-
                                                                                                          ACQUISITION
                                     GREAT            CHOCOLATE     KARP        COOKIE      PRO FORMA      PRO FORMA
                      MRS. FIELDS   AMERICAN  DEBLAN     CHIP     ENTITIES   CONGLOMERATE  ADJUSTMENTS     COMBINED
                      ------------  --------  ------  ----------  ---------  ------------  ------------  -------------
 Income (loss) from
  operations........       $ (314)    $1,592    $490       $(24)      $(21)          $172      $(1,404)        $   491

 Add:
 Depreciation and
  amortization......        9,707      1,510     182         22         89            118        2,873          14,501
                          -------     ------    ----       ----      -----           ----      -------         -------

  EBITDA............       $9,393     $3,102    $672       $ (2)      $ 68           $290      $ 1,469         $14,992
                          =======     ======    ====       ====      =====           ====      =======         =======

12.   RATIO OF EARNINGS TO FIXED CHARGES

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (whether paid or accrued and net of debt premium amortization), including the amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, letter of credit commissions, fees or discounts and the product of all dividends and accretion on mandatorily redeemable cumulative preferred stock multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the current combined federal, state and local statutory tax rate.

     For the 53 weeks ended January 3, 1998, Mrs. Fields' earnings were insufficient to cover fixed charges by $319,000. For the period December 29, 1996 to July 24, 1997, H&M's earnings were insufficient to cover fixed charges by $508,000. For the period December 30, 1996 to September 1, 1997, Pretzel Time's earnings were sufficient to cover fixed charges by $423,000. For the 53 weeks ended January 3, 1998, Great American's and the Karp Entities' earnings were insufficient to cover fixed charges by $1,090,000 and $195,000, respectively. For the same period, Deblan's and Chocolate Chip's earnings were sufficient to cover fixed charges by $487,000 and $178,000, respectively. For the period ended December 31, 1997, Cookie Conglomerate's earnings were sufficient

                                  THE COMPANY

                                  (UNAUDITED)

to cover fixed charges by $278,000. Mrs. Fields' post-acquisition pro forma combined earnings were insufficient to cover fixed charges for the 53 weeks ended January 3, 1998 by $3,180,000.

     For the 39 weeks ended October 3, 1998, Mrs. Fields' earnings were insufficient to cover fixed charges by $9,397,000. For the period from December 29, 1997 to August 23, 1998, Great American's earnings were insufficient to cover fixed charges by $2,888,000. For the period from January 1, 1998 to August 23, 1998, Deblan's earnings were sufficient to cover fixed charges by $511,000 and Chocolate Chip's earnings were insufficient to cover fixed charges by $11,000. For the period from January 1, 1998 to September 9, 1998, the Karp Entities' earnings were insufficient to cover fixed charges by $29,000. For the period ended September 30, 1998, Cookie Conglomerate's earnings were sufficient to cover fixed charges by $204,000. Mrs. Fields' pro forma combined earnings were insufficient to cover fixed charges for the 39 weeks ended October 3, 1998 by $12,468,000.

                         THE COOKIE CONGLOMERATE, INC.
                                AND AFFILIATES

                             FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996

                  THE COOKIE CONGLOMERATE, INC. AND AFFILIATES




                                TABLE OF CONTENTS
                                -----------------



                                                                       PAGE
                                                                       ----


Independent auditors' report                                            1

Financial statements:

  Balance sheets                                                        2

  Combined statements of operations                                     3

  Combined statements of changes in equity [deficit]                    4

  Combined statements of cash flows                                     5

  Note to financial statements                                        6 - 12

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Partners
The Cookie Conglomerate, Inc., Cookie Conglomerate, L.L.P., and The Cookie Conglomerate of Carolina Place, Inc.




We have audited the accompanying combined balance sheets of THE COOKIE CONGLOMERATE, INC. AND AFFILIATES (The Cookie Conglomerate, L.L.P. and The Cookie Conglomerate of Carolina Place, Inc.) as of December 31, 1997 and 1996 and the related combined statements of operations, changes in equity [deficit] and cash flows for the years then ended. These financial statements are the responsibility of the Companies' and Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of THE COOKIE CONGLOMERATE, INC. AND AFFILIATES as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





Atlanta, Georgia

November 12, 1998

                  THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS
                                  DECEMBER 31,



                                     ASSETS
                                     ------


                                                                       1997               1996
                                                                   ----------          ----------
Current assets
--------------
     Cash                                                          $  227,385          $  184,963
     Advances                                                             -0-                 -0-
     Inventories                                                       52,029              61,909
     Prepaid expenses                                                  26,993              33,064
                                                                    ---------           ---------

         Total current assets                                         306,407             279,936
                                                                    ---------           ---------


Property and equipment, at cost
----------------------
     Equipment                                                        720,050             688,156
     Fixtures                                                         174,103             174,103
     Leasehold improvements                                           679,892             679,892
                                                                    ---------           ---------
                                                                    1,574,045           1,542,151
     Accumulated depreciation                                      [1,099,171]         [  938,942]
                                                                    ---------           ---------

                                                                      474,874             603,209
                                                                    ---------           ---------

Other assets
------------
     Deposits                                                          34,450              34,450
     Franchise costs, net of accumulated
       amortization of $61,456 for 1997 and
       $49,122 for 1996                                                73,544              85,936
     Organizational costs, net of accumulated
       amortization of $4,004 for 1997 and
       $6,832 for 1996                                                  1,854               3,026
     Intangible assets, net of accumulated
       amortization of $13,394 for 1997 and
       $9,474 for 1996                                                 45,406              49,326
     Loan costs, net of accumulated amortization
       of $6,999 for 1997 and $1,729 for 1996
                                                                        4,708               9,978
                                                                    ---------           ---------

                                                                      159,962             182,716
                                                                    ---------           ---------

                                                                   $  941,243          $1,065,861
                                                                    =========           =========


                            LIABILITIES AND EQUITY
                            ----------------------


                                                                       1997                1996
                                                                    ---------           ---------
Current liabilities
-------------------
     Accounts payable                                               $ 156,264          $  191,219
     Accrued expenses                                                 160,482             139,164
     Line-of-credit                                                    40,000              80,000
     Current portion of long-term debt                                155,107             176,098
                                                                      -------           ---------

         Total current liabilities                                    511,853             586,481
                                                                      -------           ---------




Other liabilities
-----------------
     Long-term debt, net of current portion                           108,671             268,664
     Deferred rent payable                                             81,998              84,182
                                                                      -------           ---------

                                                                      190,669             352,846
                                                                      -------           ---------



Equity [deficit]
----------------
     Common stock, $1 par value, 20,000
         shares of Class A [voting] authorized
         and 10,000 shares of Class B
         [nonvoting] authorized; 2,357 shares
         of Class A issued and outstanding                              2,357               2,357
     Additional paid-in capital                                       473,643             473,643
     Accumulated deficit                                             [239,117]          [ 330,174]
     Partner capital [deficit]                                          1,838           [  19,292]
                                                                      -------           ---------

                                                                      238,721             126,534
                                                                      -------           ---------


                                                                    $ 941,243          $1,065,861
                                                                      =======           =========

        <>

                  See auditors' report and accompanying notes

                  THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                                  1997                   1996
                                                                               ----------             ----------
Sales                                                                          $4,202,799             $3,651,231
-----


Food cost of sales                                                              1,097,277              1,042,314
------------------                                                              ---------              ---------


     Gross profit                                                               3,105,522              2,608,917
                                                                                ---------              ---------

Selling, general, and administrative expenses                                   2,787,260              2,519,005
---------------------------------------------                                   ---------              ---------


Interest expense                                                                   40,075                 56,762
----------------                                                                ---------              ---------

     Net income                                                                $  278,187             $   33,150
                                                                                =========              =========


                  See auditors' report and accompanying notes

                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                   COMBINED STATEMENTS OF CHANGES IN EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                Additional                            Partners'
                                   Common        Paid-In          Accumulated          Capital
                                   Stock         Capital            Deficit           [Deficit]           Total
                                   ------       ----------        -----------         ---------         ---------
Balances,
     December 31, 1995            $2,357         $473,643         $[255,382]         $[ 60,217]          $160,401


Net income [loss]                                                  [ 71,792]           104,942             33,150


Dividends paid                                                     [  3,000]          [ 64,017]          [ 67,017]
                                   -----         --------           -------            -------            -------

Balances,
  December 31, 1996                2,357          473,643          [330,174]           [19,292]           126,534


Net income                                                           91,057            187,130            278,187


Dividends paid                                                          -0-           [166,000]          [166,000]
                                   -----         --------           -------            -------            -------


Balances,
     December 31, 1997            $2,357         $473,643         $[239,117]         $   1,838           $238,721
                                   =====          =======           =======            =======            =======


                  See auditors' report and accompanying notes

                  THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                           Increase [Decrease] In Cash

                                                                                       1997               1996
                                                                                     --------           --------
Cash flows from operating activities
------------------------------------
     Net income                                                                      $278,187           $ 33,150
     Adjustments to reconcile net income to net cash                                  -------            -------
         provided by operating activities
              Depreciation                                                            160,229            198,535
              Amortization                                                             22,754             25,882
              Changes in assets and liabilities
                  Decrease in advances                                                    -0-              1,600
                  Decrease in inventories                                               9,880             10,915
                  Decrease [Increase] in prepaid expenses                               6,071           [  6,793]
                  Decrease in deposits                                                    -0-              8,767
                  Decrease in accounts payable                                       [ 34,955]          [ 56,024]
                  Increase in accrued expenses                                         21,318             34,500
                  Increase [Decrease] in deferred rent payable                         [2,184]            16,830
                                                                                      -------            -------

                       Total adjustments                                              183,113            234,212
                                                                                      -------            -------

                           Net cash provided by operating
                                activities                                            461,300            267,362
                                                                                      -------            -------

Cash flows from investing activities
------------------------------------
     Acquisition of property and equipment                                           [ 31,894]          [ 87,109]
     Franchise costs reimbursed                                                           -0-              8,000
     Loan costs incurred                                                                  -0-           [  9,462]
                                                                                      -------            -------

         Net cash used by investing activities                                       [ 31,894]          [ 88,571]
                                                                                      -------            -------
Cash flows from financing activities
------------------------------------
     Net proceeds from [payments on] line-of-credit                                  [ 40,000]            55,000
     Payments on long-term debt                                                      [180,984]          [161,252]
     Dividends paid                                                                  [166,000]          [ 67,017]
                                                                                      -------            -------

         Net cash used by financing activities                                       [386,984]          [173,269]
                                                                                      -------            -------

              Net increase in cash                                                     42,422              5,522

Cash, beginning of year                                                               184,963            179,441
                                                                                      -------            -------

              Cash, end of year                                                      $227,385           $184,963
                                                                                      =======            =======


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------

Cash paid during the years for
     Interest                                                                        $ 36,616           $ 55,347

                  See auditors' report and accompanying notes

                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996



A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

     Combination Policy:
     ------------------

     The accompanying combined financial statements include the accounts of The Cookie Conglomerate Inc., The Cookie Conglomerate, L.L.P., and The Cookie Conglomerate of Carolina Place, Inc.

     Intercompany transactions and balances have been eliminated in the combination.

     Nature of Operations:
     --------------------

     The Companies and Partnership operate retail cookie stores in North Carolina, South Carolina, and Ohio. The stores are franchised from Great American Cookie Company, Inc., now a subsidiary of Mrs. Fields' Original Cookies, Inc.

     Inventories:
     -----------

     Inventories are valued at the lower of cost or market with cost determined on the first-in, first-out method.

     Property and Equipment:
     ----------------------

     Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized.

     Depreciation is provided using both the straight-line and accelerated methods over the estimated useful lives of the assets which are as follows:

          Equipment                                    5 years
          Fixtures                                     7 years
          Leasehold improvements         Life of related lease

     Franchise Costs:
     ---------------

     Franchise costs represent amounts paid to open the stores and for operating under the name of Great American Cookie Company, Inc., now a subsidiary of Mrs. Fields' Original Cookies, Inc. These costs are being amortized over eight to fifteen years using the straight-line method of amortization.

                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                   NOTES TO FINANCIAL STATEMENT [CONTINUED]
                          DECEMBER 31, 1997 AND 1996



A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
     ------------------------------------------

     Organizational Costs:
     --------------------

     Organizational costs are carried at cost. Amortization is provided using the straight-line method over a period of sixty months.

     Intangible Assets:
     -----------------

     Intangible assets include goodwill and restrictive convenant fees. Goodwill represents the excess of the cost of the Carolina Place franchise over the fair value of its net assets at the date of acquisition. Restrictive convenant fees represent the costs of a non-compete agreement with the previous owners of the Carolina Place franchise. These assets are being amortized on the straight-line method over fifteen years.

     Loan Costs:
     ----------

     Loan costs represent bank loan and closing fees incurred in connection with the procurement of long-term debt. These costs are being amortized over the terms of the related loan agreements, which are two to five years.

     Income Taxes:
     ------------

     The Cookie Conglomerate, Inc. and The Cookie Conglomerate of Carolina Place, Inc. elected by unanimous consent of its stockholders to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay corporate income taxes on their taxable income. Instead, the stockholders are liable for individual income taxes on their respective shares of the Company's taxable income.

     The Cookie Conglomerate, L.L.P. is also not subject to income tax. Income is taxed directly to its partners. On December 30, 1997, the partners elected to become a limited liability partnership pursuant to the Georgia Uniform Partnership Act.

     Compensated Absences:
     --------------------

     Employees of the Companies and Partnership are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Companies' and Partnership's policy is to recognize the costs of compensated absences when actually paid to employees.

                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1997 AND 1996


A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
     ------------------------------------------

     Estimates:
     ---------

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

B.   LINES-OF-CREDIT:
     ---------------

     A summary of the lines-of-credit is as follows:



                                                          Collateral                1997            1996
                                                         ------------              ------          ------
     Riverside Bank - $100,000 note payable               Guarantee
         dated September 30, 1996 with                    of Ronald
         interest payable monthly at prime                Eichel, Alan
         plus 1%. Principal payable at                    Kuehn, and
         maturity on September 30, 1997.                  Cookie
                                                          Conglomerate,
                                                          Inc.                    $   -0-         $80,000

     Riverside Bank - $100,000 note                       Inventory,
         payable dated November 4, 1997                   accounts receivable,
         with interest payable monthly at                 equipment, general
         prime plus 1%. Principal payable                 intangibles,
         at maturity on November 4, 1998.                 corporate
                                                          guarantee of
                                                          Cookie
                                                          Conglomerate
                                                          Partnership,
                                                          personal
                                                          guarantees of
                                                          Ronald Eichel,
                                                          Nancy Eichel, and
                                                          Alan Kuehn.              40,000             -0-
                                                                                   ------          ------
                                                                                  $40,000         $80,000
                                                                                   ======          ======


                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1997 AND 1996

C. LONG-TERM DEBT:
   --------------

   Long-term debt consists of the following at December 31,:



                                                                Collateral                1997            1996
                                                             -------------------         ------          ------
     Tony Hege - $160,000 note payable                       Notes and
        dated July 18, 1994. Principal                       accounts receivable,
        payments of $1,905 plus interest                     inventory,
        at 9% per annum payable monthly                      fixtures and
        beginning August 10, 1994 until                      equipment.
        July 10, 1998 when remaining                                                   $ 77,778        $104,762
        principal due.

     Alan Kuehn (stockholder) - $20,000                      Notes and
         note payable at 9%. Interest only                   accounts receivable,
         payable through December of 1995.                   inventory,
         Principal payments of $417 plus                     fixtures and
         interest due monthly through July                   equipment.
         10, 1998 when remaining principal
         due. Interest expense incurred for                                              20,000          20,000
         each year totals $3,600.

     Ron Eichel (stockholder) - $20,000 note                 Notes and
         payable at 9%. Interest only payable                accounts receivable,
         through December of 1995. Principal                 inventory,
         payments of $417 plus interest due                  fixtures and
         monthly through July 10, 1998 when                  equipment.
         remaining principal due. Interest
         expense incurred for each year                                                  20,000          20,000
         totals $3,600.

                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1997 AND 1996


C.   LONG-TERM DEBT: [Continued]
     --------------


                                                          Collateral                   1997           1996
                                                          ----------                  ------         ------
     Riverside Bank - $106,222 note payable               Inventory,
         dated September 30, 1996 with 50                 equipment,
         monthly installment payments of                  accounts
         principal and interest of $2,574                 receivable,
         beginning on October 30, 1996.                   general
         Interest at 9.25%. Matures                       intangibles.
         November 30, 2000.                               Personal
                                                          guarantees of
                                                          Ronald Eichel,
                                                          Nanci Eichel,
                                                          Alan Kuehn and
                                                          corporate
                                                          guarantee of
                                                          Cookie
                                                          Conglomerate
                                                          Partnership.               76,000        100,000

     Riverside Bank - $196,747 note payable               Inventory,
         dated September 30, 1996 with 25                 equipment,
         monthly installment payments                     accounts
         beginning October 30, 1996 of                    receivable,
         principal of $7,870 plus interest                general
         at prime plus 1%. Matures October                intangibles.
         30, 1998.                                        Personal
                                                          guarantees of
                                                          Ronald Eichel
                                                          and Alan Kuehn
                                                          and corporate
                                                          guarantee
                                                          of Cookie
                                                          Conglomerate
                                                          Partnership.               70,000        173,000


                  THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                    NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1997 AND 1996

C.   LONG-TERM DEBT: [Continued]
     --------------


                                                          Collateral                1997            1996
                                                          ----------               ------          ------
     Riverside Bank - $30,837 note                        Inventory,
         payable dated September 30,                      accounts
         1996 with 25 monthly installment                 receivable,
         payments beginning October 30,                   equipment,
         1996 of principal of $1,233 plus                 general
         interest at 9.25%. Matures                       intangibles.
         October 30, 1998.                                Corporate
                                                          guarantee of
                                                          Cookie
                                                          Conglomerate
                                                          partnership,
                                                          personal
                                                          guarantees of
                                                          Ronald Eichel,
                                                          Nanci Eichel
                                                          and Alan
                                                          Kuehn.                      -0-          27,000
                                                                                  -------         -------
                                                                                  263,778         524,762
         Less: Current maturities                                                 155,107         176,098
                                                                                  -------         -------

                                                                                 $108,671        $348,664
                                                                                  =======         =======



     Following are maturities of long-term debt for each of the next five years:

            December 31,
            ------------
               1998                                      $155,107
               1999                                        49,907
               2000                                        49,557
               2001                                         9,207
               2002                                           -0-
                                                          -------

                                                         $263,778
                                                          =======

D.   COMMITMENTS:
     -----------

     The Cookie Conglomerate, Inc. and Affiliates are the lessee of store space in various malls under sublease arrangements with Great American Cookie Company, Inc., now a subsidiary of Mrs. Fields' Original Cookies, Inc. Minimum future lease payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1997 for each of the next five years and in aggregate are:

                  THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1997 AND 1996



 D.  COMMITMENTS: [Continued]
     -----------

           December 31,
           ------------

              1998                                 $  481,036
              1999                                    454,143
              2000                                    297,246
              2001                                    237,789
              2002                                    195,536
              Thereafter                              353,804
                                                    ---------

                                                   $2,019,554
                                                    =========

     Additional rental payments are contingent on sales exceeding certain breakpoint levels specified in each lease. Rent expense totaled $640,870 for 1997 and $620,355 for 1996.

     Franchise agreements provide for the Companies and Partnership to pay annual service fees equal to 7% of gross sales. The service fees due the franchiser in connection with these agreements are due on a monthly basis. The franchise agreements end simultaneously with the termination of the lease of the premises in which the cookie facilities are located.

 E.  SUBSEQUENT EVENT:
     ----------------

     The Cookie Conglomerate of Carolina Place, Inc. effectively merged with The Cookie Conglomerate, Inc. on January 1, 1998.

     The Cookie Conglomerate, Inc. and The Cookie Conglomerate, L.L.P. entered into an asset purchase agreement on October 5, 1998 with Mrs. Fields' Original Cookies, Inc. to sell substantially all the assets of the Company and Partnership.


                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                            COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1998
                                  (Unaudited)

                                         ASSETS
                                         ------
                                                                        September 30,
                                                                            1998
                                                                     -------------------
Current assets
--------------
     Cash                                                                      $135,749
     Inventories                                                                 71,635
     Other current assets                                                         2,011
                                                                               --------

          Total current assets                                                  209,395

Property and equipment, net                                                     435,604
---------------------------

Intangibles, net                                                                111,490
----------------

Other assets                                                                     34,451
------------                                                                   --------

                                                                               $790,940
                                                                               ========


                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

Current liabilities
-------------------
     Accounts payable                                                          $101,243
     Accrued expenses                                                            91,213
     Current portion of long-term debt                                          121,621
                                                                               --------

          Total current liabilities                                             314,077

Other liabilities
-----------------
     Long-term debt, net of current portion                                      29,366
                                                                               --------
               Total liabilities                                                343,443
                                                                               --------

Stockholders' equity
--------------------
     Common stock, $1 par value, 20,000 shares of
          Class A [voting] authorized and 10,000
          Shares of Class B [nonvoting] authorized;
          2,357 shares of Class A issued and
          outstanding                                                             2,357
     Additional paid-in capital                                                 473,643
     Partner capital                                                             23,629
     Accumulated Deficit                                                        (52,132)
                                                                               --------
                                                                                447,497
                                                                               --------

                                                                               $790,940
                                                                               ========

                                 See footnote

                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                  (Unaudited)

                                                                          1998         1997
                                                                       -----------  -----------
Sales                                                                   $2,906,499   $2,926,659
-----

Cost of sales                                                            2,313,079    2,388,393
-------------                                                           ----------   ----------

          Gross profit                                                     593,420      538,266


Selling, general, and administrative expenses                              389,462      380,901
---------------------------------------------

Interest expense                                                            16,972       27,649
----------------                                                        ----------   ----------


          Net income                                                    $  186,986   $  129,716
                                                                        ==========   ==========


                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                  (Unaudited)

                          Increase [Decrease] In Cash

                                                                                   1998               1997
                                                                                   ----               ----
Cash flows from operating activities
------------------------------------
 Net income                                                                      $ 186,985          $ 129,716
                                                                                 ---------          ---------

 Adjustments to reconcile net income to net cash
  provided by operating activities
   Depreciation & amortization                                                     117,584            125,688
   Changes in assets and liabilities
    Increase (decrease) in inventories                                             (19,606)             7,908
    Decrease in prepaid expenses                                                    24,981             28,124
    Decrease in accounts payable & accrued expenses                               (246,288)          (212,000)
                                                                                 ---------          ---------

     Total adjustments                                                            (123,329)           (50,280)
                                                                                 ---------          ---------

      Net cash provided by operating activities                                     63,656             79,436
                                                                                 ---------          ---------

Cash flows from investing activities
------------------------------------
 Acquisition of equipment                                                          (64,292)           (25,003)
                                                                                 ---------          ---------

  Net cash used by investing activities                                            (64,292)           (25,003)
                                                                                 ---------          ---------

Cash flows from financing activities
------------------------------------
 Dividends paid                                                                    (43,906)           (43,365)
 Payments on long-term debt and line-of-credit                                     (47,095)           (76,854)
                                                                                 ---------          ---------

  Net cash used by financing activities                                            (91,001)          (120,219)
                                                                                 ---------          ---------

   Net decrease in cash                                                            (91,637)           (65,786)

Cash, beginning of period                                                          227,385            184,963
                                                                                 ---------          ---------

   Cash, end of period                                                           $ 135,748          $ 119,177
                                                                                 =========          =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW  INFORMATION
--------------------------------------------------

                                                                                   1998               1997
                                                                                   ----               ----
Cash paid during the years for
 interest                                                                        $  16,972          $  27,649

                                 See footnote


                 THE COOKIE CONGLOMERATE, INC. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

(1)   BASIS OF PRESENTATION

     The accompanying interim unaudited combined financial statements have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission, and accordingly, do not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of management, these combined financial statements reflect all adjustments, which consist only of normal recurring adjustments, which are necessary to present fairly the Company's financial position as of September 30, 1998 and results of operations and cash flows for the nine months ended September 30, 1998 and September 30, 1997. These interim unaudited combined financial statements should be read in conjunction with the audited combined financial statements and notes thereto included in this filing.

                                     -12-